SELL ORDER TRANSACTIONS

Offer to Purchase for Cash

by

AB ELECTROLUX

One in every 20 Shares of its Common Stock,
Including Shares represented by American Depositary Shares ("ADSs")
(together with 20 Rights or 20 ADS Rights
for each Share or ADS tendered, respectively)
At a Redemption Price of SEK 400 per ADS,
SEK 200 per Class A Share and SEK 200 per Class B Share

CAPITALIZED TERMS USED HEREIN, AND NOT OTHERWISE DEFINED HEREIN, SHALL HAVE THE MEANING ASCRIBED THERETO IN AB ELECTROLUX'S OFFER TO PURCHASE, DATED MAY 4, 2004

  Introduction

        In connection with the offer by AB Electrolux, a company organized under the laws of Sweden (the "Company"), to redeem for cash one in every 20 Shares of its common stock, including Underlying Shares represented by ADSs, the Company distributed, on April 28, 2004, (i) one Class A Right for each outstanding Class A Share to all holders of Class A Shares who were holders of record on April 26, 2004, (ii) one Class B Right for each outstanding Class B Share to all holders of Class B Shares who were holders of record on April 26, 2004 (Class A Rights and Class B Rights, together "Rights"), and (iii) one ADS Right for each outstanding ADS to all holders of ADSs who were holders of record on April 26, 2004. As described in the Company's Offer to Purchase, dated May 4, 2004, 20 Rights distributed in respect of Shares of the same class as that Right, other than Underlying Shares represented by ADSs, will entitle the holder thereof to tender for redemption, for cash one Share of that class, other than an Underlying Share represented by an ADS, from such holder at the Share Redemption Price. For the first 50 shares tendered, holders will be entitled to use either Class A Rights or Class B Rights. Similarly, 20 ADS Rights will entitle the holder thereof to tender for redemption, for cash one ADS from such holder at the ADS Redemption Price. Rights will be listed for trading on the Stockholm Stock Exchange from May 4, 2004 through May 26, 2004 under the symbols "ELUX SRA" and "ELUX SRB", and ADS Rights will be listed for trading on NASDAQ from May 4, 2004 through June 1, 2004 under the symbol "ELUXR". Holders of Rights and ADS Rights may therefore sell such Rights or ADS Rights on the Stockholm Stock Exchange or NASDAQ, respectively.

        The Company has made the following arrangements to enable each beneficial owner of ADS Rights or Rights ("U.S. Shareholders") to sell (a "Sell Order Transaction"), free of broker fees, up to (i) 1,000 Class A Rights or (ii) 1,000 Class B Rights or (iii) 500 ADS Rights (or any combination of Class A Rights and Class B Rights totaling not more than 1,000 Rights).

  Terms and Conditions of, and Procedures for, Effecting Sell Order Transactions.

        To effect a Sell Order Transaction, a U.S. Shareholder must (i) properly complete and duly execute this Sell Order Transaction form or a copy thereof, and (ii) deliver it to the Depositary, together with ADS Rights certificates evidencing the ADS Rights to be sold hereunder or the shareholder's account number with VPC AB (the "VPC" and the "VP-account"), where the Rights to be sold hereunder are registered. This Sell Order Transaction form must be received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase on or before 4:00 p.m., New York City time on May 19, 2004. As indicated below, a selling holder must state on the Sell Order Transaction form, among other things, the number of (i) Class A Rights or (ii) Class B Rights or

(iii) ADS Rights that the selling holder authorizes and instructs are to be sold on his or her behalf in a Sell Order Transaction.

        The Depositary will deliver each Sell Order Transaction form that it receives to the Company (or the Company's duly appointed agent), on or before 5:30 p.m., New York City time on the business day following the day on which such form is received by the Depositary. As soon as practicable thereafter, the Company will (i) in the case of ADS Rights, deliver each such Sell Order Transaction form to an appointed broker-dealer who, pursuant to the instructions and authorization set forth herein, will effect the sale on NASDAQ of that number of ADS Rights specified in the Sell Order Transaction form on behalf of the selling U.S. Shareholder who completed and executed the form and (ii) in the case of Rights, effect the sale on the Stockholm Stock Exchange through a Swedish broker of that number of Rights specified on the Sell Order Transaction form on behalf of the U.S. Shareholder who executed such form. All broker fees arising in connection with all Sell Order Transactions will be borne by the Company. The proceeds ("ADS Rights Proceeds") from the sale of all ADS Rights in Sell Order Transactions on NASDAQ will be held in an account for the benefit of the selling holders. The proceeds of the sale of all Rights (the "Proceeds") in Sell Order Transactions on behalf of U.S. Shareholders on the Stockholm Stock Exchange will be made in Swedish kronor and paid on June 3, 2004 (i) to a bank account linked to the shareholder's VP-account; or if no bank account is linked to the shareholder's VP-account (ii) by way of a check in Swedish kronor mailed to the address registered with the VPC; or in the case of nominee-registered shareholders (iii) by way of the normal procedures already established with such nominee. All payments will be made net of any Swedish withholding tax.

        As consideration for the sale of each ADS Right in a Sell Order Transaction, each selling holder will be paid, on or about June 11, 2004, a U.S. dollar amount equal to (i) the ADS Rights Proceeds, divided by (ii) the total number of all ADS Rights sold in Sell Order Transactions. Therefore, the same amount for each ADS Right sold in a Sell Order Transaction will be paid to each selling holder.

        U.S. Shareholders may deliver not more than one Sell Order Transaction form in order to effect Sell Order Transactions in respect of ADS Rights or Rights. No beneficial owner may sell a total of more than (i) 1,000 Class A Rights or (ii) 1,000 Class B Rights or (iii) 500 ADS Rights (or any combination of Class A Rights and Class B Rights totaling not more than 1,000 Rights) in a Sell Order Transaction effected by such owner. Sell Order Transaction forms completed by U.S. Shareholders must be received by the Depositary no later than 4:00 p.m., New York City time on May 19, 2004. Sell Order Transactions forms, and the instructions and authorization set forth therein, may not be withdrawn after they have been delivered to the Depositary.

*    *    *    *

        In order to effect a Sell Order Transaction, U.S. Shareholders must properly complete the following items (including the Substitute Form W-9 set forth in Section B below), and sign this form where indicated below. If selling Rights in a Sell Order Transaction, this form must contain the VP-account number where such Rights are registered. If selling ADS Rights in a Sell Order Transaction, the ADS Rights certificates representing such ADS Rights must be submitted herewith.

        The undersigned hereby certifies that the undersigned is (a) the beneficial owner of the ADS Rights or Rights to be sold hereunder, and has not and will not seek to effect the sale of more than (i) 1,000 Class A Rights or (ii) 1,000 Class B Rights or (iii) 500 ADS Rights (or any combination of Class A Rights and Class B Rights totaling not more than 1,000 Rights) or (b) a nominee effecting Sell Order Transactions in respect of the ADS Rights or Rights to be sold hereunder on behalf of the beneficial owners of such ADS Rights or Rights, and that no more than (i) 1,000 Class A Rights or (ii) 1,000 Class B Rights or (iii) 500 ADS (or any combination of Class A Rights and Class B Rights totaling not more than 1,000 Rights) are being sold hereunder on behalf of any one such beneficial owner. The undersigned hereby instructs and authorizes the Company (or the Company's duly appointed agents) to effect the sale of ADS Rights or Rights specified below on behalf of the undersigned in a Sell Order Transaction pursuant to the terms and conditions set forth herein:

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